BUSINESS DEVELOPMENT AGREEMENT


      THIS BUSINESS DEVELOPMENT AGREEMENT (the "Agreement") is made and entered into as of September 7, 2004 by and between IPOINT MEDIA LTD. (the "Company"), and NEOMEDIA TECHNOLOGIES, INC. ("NeoMedia").


                                    RECITALS:

      WHEREAS, the Company desires to engage NeoMedia, and NeoMedia desires to be engaged by the Company, to provide certain business development services in accordance with and subject to the terms and conditions of this Agreement.

      NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements herein contained, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:


                                   AGREEMENT:


                                   ARTICLE 1.
                                   ENGAGEMENT

      1.1. Engagement. The Company hereby engages NeoMedia, and NeoMedia hereby accepts such engagement.

      1.2. Services. Upon the request of the Company, NeoMedia shall perform the services set forth on Exhibit "A" hereto.


                                   ARTICLE 2.
                               TERM OF ENGAGEMENT

      2.1. Term. The engagement of NeoMedia pursuant to the terms hereof shall commence on the date hereof and shall continue on a month-to-month basis until terminated by either party by providing thirty (30) days prior written notice to the other party (the "Term").

      2.2. Independent Consultant. The Company and NeoMedia acknowledge and agree that NeoMedia is an independent contractor and that nothing in this Agreement is intended to cause NeoMedia to be a fiduciary, agent, joint venturer, legal representative, partner or servant of the Company for any purpose whatsoever. NeoMedia agrees that the Company shall in no event assume liability for or be deemed liable hereunder as a result of any contract, agreement, understanding, debt or obligation entered into by NeoMedia on the Company's behalf without the Company's prior written consent. NeoMedia shall be solely responsible for and shall pay all taxes, assessments, and fees incident to the performance of his obligations pursuant to this Agreement.


                                   ARTICLE 3.
                           COMPENSATION OF CONSULTANT

      3.1. Compensation. As compensation for the services during the Term of this Agreement, the Company shall pay NeoMedia a fee payable by the issuance of a number of shares of common stock equal to 7% of the Company's common stock, which shall equal 28,492 shares. This fee shall be deemed fully earned as of the date hereof.

                                   ARTICLE 4.
                                  MISCELLANEOUS

      4.1. Notices. All notices hereunder, to be effective, shall be in writing and shall be deemed delivered when delivered by hand, upon confirmation of receipt by telecopy or when sent by first-class, certified mail, postage and fees prepaid, as follows:

         (a) for notices and communications to the Company

             iPoint-Media Ltd.
             2a Habarzel Street
             Tel-Aviv 61132, Israel
             Attention: Muki Geller, Chief Executive Officer
             Telephone: 011-972-3-7657265
             Facsimile: 011-972-3-7657139


         (b) for notices and communications to NeoMedia:

             NeoMedia Technologies, Inc.
             2201 Second Street
             Suite 402
             Fort Myers, FL 33901
             Attention:  Charles T. Jensen, President & Chief Executive Officer
             Telephone: (239) 337-3434 x 102
             Telephone: (800) 798-3559
             Facsimile: (239) 337-3668

By notice complying with the foregoing provisions of this Section, each party shall have the right to change the address for future notices and communications to such party.

      4.2. Modification. This Agreement constitutes the entire Agreement between the parties hereto with regard to the subject matter hereof, superseding all prior understandings and agreements, whether written or oral. This Agreement may not be amended or revised except by a writing signed by both of the parties hereto.

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

      4.3. Assignment. This Agreement and all rights hereunder are personal to NeoMedia and may not, unless otherwise specifically permitted herein, be assigned by him. Notwithstanding anything else in this Agreement to the contrary, the Company may assign this Agreement to and all rights hereunder shall inure to the benefit of any person, firm or corporation succeeding to all or substantially all of the business or assets of the Company whether by purchase, merger or consolidation.

      4.4. Captions. Captions herein have been inserted solely for convenience of reference and in no way define, limit or describe the scope or substance of any provision of this Agreement.

      4.5. Severability. The provisions of this Agreement are severable, and the invalidity of any provision shall not affect the validity of any other provision. In the event that any arbitrator or court of competent jurisdiction shall determine that any provision of this Agreement or the application thereof is unenforceable because of the duration or scope thereof, the parties hereto agree that said arbitrator or court in making such determination shall have the power to reduce the duration and scope of such provision to the extent necessary to make it enforceable, and that the Agreement in its reduced form shall be valid and enforceable to the full extent permitted by law.

      4.6. Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New Jersey without regard to the principles of conflict of laws. The parties further agree that any action between them shall be heard exclusively in Hudson County, New Jersey, and expressly consent to the jurisdiction and venue of the Superior Court of New Jersey, sitting in Hudson County, New Jersey and the United States District Court of New Jersey, sitting in Newark, New Jersey, for the adjudication of any civil action asserted pursuant to this paragraph.

      IN WITNESS WHEREOF, the parties hereto have caused this Business Services Agreement to be executed by their representatives thereunto duly authorized.

                                            IPOINT MEDIA, LTD.


                                            By: /s/Muki Geller
                                               ------------------------
                                            Name: Muki Geller
                                                 ----------------------
                                            Title: CEO
                                                  ---------------------


                                            NEOMEDIA TECHNOLOGIES, INC.


                                            By:/s/Charles T. Jensen
                                               ------------------------
                                            Name: Charles T. Jensen
                                                 ----------------------
                                            Title: CEO and President
                                                  ---------------------

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

                                   EXHIBIT "A"
                             DESCRIPTION OF SERVICES


1. The parties to this agreement will look to jointly pursue select opportunities in the areas of distributing video, audio and data over an interactive broadband media access platform.

2. NeoMedia may serve as a reseller of iPoint's products and services in North America on a non-exclusive basis with special focus on the government (including state and local).

3. NeoMedia will seek to introduce iPoint to NeoMedia's other channel and alliance partners which may have interest in doing business with iPoint.

      a. The parties to this agreement will reciprocate contracts to each of the respective parties' partners and clients for opportunities of synergy where reseller of finder's fee compensation may apply.

      b. NeoMedia will make available appropriate resources for market analysis and tactical evaluations for achieving business goals surrounding iPoint operations in North America.

      c.    NeoMedia will provide resources in order to market iPoint technology
            in   strategic   industry   verticals   including   government   and
            telecommunications.

      d. NeoMedia will contribute sales activities, both conceptual/planning and direct, for iPoint products including branding and repackaging initiatives, if desired by iPoint, to further advance distribution of the iPoint product suite.

      e. NeoMedia will supply resources to manage accounts and perform post sale support activities for iPoint technology implementations.

4. Where appropriate, NeoMedia will support iPoint's efforts to assist in securing approvals for iPoint's technology within appropriate government and industry standards groups.

5. Each of items 1-4 will be subject to the execution of a definitive agreement with specific terms and conditions before each such project is implemented. Further, it is understood that no exclusivity is given or received under this alliance and any such exclusivity would only be set forth in a definitive agreement.

6. The parties can add or modify services which will be detailed in the amended Exhibit A and signed by both parties.

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